Comparison of change in value of $10,000 investment in Dreyfus Premier New York Municipal Bond Fund Class A shares and the Lehman Brothers Municipal Bond Index

EXHIBIT A:

                             Dreyfus
                             Premier
                            New York                 Lehman
                            Municipal                Brothers
  PERIOD                    Bond Fund               Municipal
                            (Class A                  Bond
                             shares)                 Index *

 11/30/90                     9,548                  10,000
 11/30/91                    10,754                  11,026
 11/30/92                    11,914                  12,132
 11/30/93                    13,481                  13,477
 11/30/94                    12,435                  12,770
 11/30/95                    15,039                  15,183
 11/30/96                    15,816                  16,076
 11/30/97                    16,973                  17,229
 11/30/98                    18,286                  18,566
 11/30/99                    17,515                  18,367
 11/30/00                    18,947                  19,867

* Source: Lipper Inc.